UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2011, Tim Hortons Inc. (the “Corporation”) issued a press release containing financial information regarding its fourth quarter and fiscal year 2010 financial results and certain other information. The press release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.

Dividends. On February 23, 2011, the Corporation also announced that its Board of Directors has approved a 31% increase in the quarterly dividend to Cdn.$0.17 per common share and declared the first quarterly dividend at the new rate. The dividend is payable on March 22, 2011 to shareholders of record on March 7, 2011. The declaration of any and all future dividends is subject to the Board’s discretion. The full text of the Corporation’s press release relating to the increase in the quarterly dividend and dividend declaration is attached hereto as Exhibit 99.2.

Share Repurchase Program. On February 23, 2011, the Corporation announced that the Board has approved a new share repurchase program, and that the Corporation had received regulatory approval from the Toronto Stock Exchange (“TSX”) for the share repurchase program (the “2011 program”) authorizing the repurchase of up to $445 million in common shares, not to exceed the regulatory maximum of 14,881,870 shares, representing 10% of the Corporation’s “public float” as of February 17, 2011 (as defined under TSX rules). The 2011 program is planned to commence on March 3, 2011 and continue until March 2, 2012, unless earlier terminated due to: the achievement of the $445 million maximum; the purchase of the regulatory maximum of 14,881,870 shares; or at the Corporation’s discretion, subject to compliance with regulatory requirements. There can be no assurance as to the precise number of shares that will be repurchased under the share repurchase program, or the aggregate dollar amount of the shares purchased.

The Corporation’s common shares will be repurchased through a combination of automatic trading plan purchases (i.e., a 10b5-1 program), and at management’s discretion in compliance with regulatory requirements, and given prevailing market, cost, and other considerations. Further information regarding the share repurchase program is set forth in the press release attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press release issued by the Corporation dated February 23, 2011 regarding the release of fourth quarter and fiscal year 2010 financial results and other information.

Exhibit 99.2	Press release issued by the Corporation dated February 23, 2011 announcing the declaration of Cdn. $0.17 per common share quarterly dividend.

Exhibit 99.3	Press release issued by the Corporation dated February 23, 2011 announcing a new Cdn.$445 million 2011 share repurchase program planned to commence in the first quarter of 2011.

Exhibit 99.4	Safe Harbor Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: February 23, 2011	By:	/s/ JILL E. AEBKER
Jill E. Aebker Deputy General Counsel and Secretary